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                                                             Exhibit 99.02
                                  RMI.NET, INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                November 28, 2000

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of RMI.NET, Inc. ("RMI") hereby appoints Douglas H. Hanson and Christopher J. Melcher, or any of them, with full power of substitution, as proxy holders to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders (the "Special Meeting") to be held on November 28, 2000 at 11:00 a.m. (local time) at the Hotel Monaco, 1717 Champa Street, Denver, Colorado 80202, upon the following matters and any other matters as may properly come before the Special Meeting or any adjournments thereof.

1. Proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of October 18, 2000, by and among the RMI.NET, Inc., Internet Acquisition Corporation, a wholly owned subsidiary of RMI, and Internet Communications Corporation. As a result of the merger, Internet Communications Corporation will become a wholly owned subsidiary of RMI.

                      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2. Proposal to approve the amendment to Article 1 of RMI's Amended and Restated Certificate of Incorporation, as amended, to change the name of RMI from RMI.NET, Inc. to Internet Commerce & Communications, Inc., subject to completion of the proposed merger between RMI and Internet Communications Corporation.


                      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

         This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

         The undersigned hereby acknowledges prior receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement / Prospectus dated October __, 2000, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of RMI either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                  Date:                           , 2000
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                  Signature of Stockholder or Authorized Representative

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                  Signature of Stockholder or Authorized Representative
                  (if held jointly)

                  Please date and sign exactly as name appears hereon.
                  Each executor, administrator, trustee, guardian, attorney-in-fact, and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign.
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[ ]  I PLAN TO ATTEND THE NOVEMBER 28, 2000 SPECIAL MEETING OF STOCKHOLDERS

PLEASE COMPLETE, DATE AND SIGN THIS PROXY, AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT RMI TO ADDITIONAL EXPENSE.